EXHIBIT 99.1

S&W Announces Second Quarter Fiscal 2022 Financial Results

For Immediate Release

Company Contact:Investor Contact:

Betsy Horton, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (720) 593-3570Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – February 10, 2022 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the second quarter of fiscal year 2022 ended December 31, 2021.

“We are gaining increased enthusiasm for the outlook of our Double Team sorghum trait technology solution, due to both the strong demand from farmers for the product and an increase in U.S. sorghum acres being planted during the most recent season,” commented Mark Wong, President & CEO of S&W Seed Company. “The USDA recently reported a 20% increase in U.S. sorghum acres planted this season over last season, which we believe is due to strong demand domestically and internationally for the water-smart, resilient climate crop. We believe the introduction of our unique non-GMO herbicide tolerant solution will continue to benefit the utilization of the crop in years to come. We are currently in the process of maximizing our seed production capabilities this upcoming season to meet the anticipated growing farmer demand.”

Wong continued, “The December ending quarter was characterized by our traditional seasonality, which saw the majority of sales consisting of lower margin international alfalfa seed sales. Operationally, we remain focused on preparing for the key upcoming selling season, which we expect will consist of sales of our high margin sorghum products in the U.S., while also restructuring key elements of the company to improve our financial results going forward. We look forward to the second half of fiscal 2022 as we remain on track to achieve our previously stated revenue expectations for the year and improve overall gross margins.”

Financial Results

Core Revenue (which we define as total revenue, excluding product revenue attributable to Pioneer) for the second quarter of fiscal 2022 was $12.6 million, compared to Core Revenue for the second quarter of fiscal 2021 of $11.0 million, an increase of $1.6 million or 14.5%. Due to continued logistical challenges, approximately $3.0 million of revenue that the Company originally expected to recognize in the second quarter of fiscal 2022 will instead be recognized in the third quarter of fiscal 2022.

As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Due to these agreements with Pioneer, S&W discloses Core Revenue as a metric to track performance of its business for periods in which product revenue attributable to Pioneer is reflected. The increase in Core Revenue for the second quarter of fiscal 2022 can be primarily attributed to growth in the Middle East, Argentina and South Africa regions.

Total revenue for the second quarter of fiscal 2022 was $12.6 million, compared to total revenue for the second quarter of fiscal 2021 of $15.1 million. As of March 31, 2021, S&W had fully recorded all revenue from Pioneer under the May 2019 agreement. During the three months ended December 31, 2021 S&W recorded no sales to Pioneer, compared to $4.1 million for the three months ended December 31, 2020.

GAAP gross margins during the second quarter of fiscal 2022 were 13.1% compared to GAAP gross margins of 13.5% in the second quarter of fiscal 2021. Adjusted gross margins, excluding the impact of inventory write-downs (see Table A1), were 16.6% in the second quarter of fiscal 2022 compared to 13.8% in the second quarter of fiscal 2021.

GAAP operating expenses for the second quarter of fiscal 2022 were $10.6 million, compared to $9.4 million in the second quarter of fiscal 2021. The increase in operating expenses for the second quarter of fiscal 2021 can be attributed to $1.2 million increase in employee and severance related expenses.

GAAP net loss for the second quarter of fiscal 2022 was $(9.8) million, or $(0.25) per basic and diluted share, compared to GAAP net loss of $(8.5) million, or $(0.25) per basic and diluted share, in the second quarter of fiscal 2021.

Adjusted net loss (see Table A2) for the second quarter of fiscal 2022 was $(10.0) million, or $(0.26) per basic and diluted share, excluding change in contingent consideration obligation, and interest expense – amortization of debt discount. Adjusted net loss (see Table A2) for the second quarter of fiscal 2021, excluding change in contingent consideration obligation and interest expense – amortization of debt discount, was $(7.9) million, or $(0.23) per basic and diluted share.

Adjusted EBITDA (see Table B) for the second quarter of fiscal 2022 was $(6.5) million, compared to adjusted EBITDA of $(5.5) million in the second quarter of fiscal 2021.

Fiscal 2022 Revenue Guidance

S&W continues to expect fiscal 2022 Core Revenue and Total Revenue to be within a range of $80 to $85 million, representing an expected increase of 15% to 20% compared to fiscal 2021 Core Revenue of $69.8 million.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, February 10, 2021, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #4299089. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross margins; adjusted net loss; adjusted net loss per share; and adjusted EBITDA. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to non-recurring transaction expenses related to acquisitions. Such acquisition-related expenses include non-recurring transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in contingent consideration obligation.  The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics.  These amounts are non-cash and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate.  The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross margins.  We define adjusted gross margins as gross margins, adjusted to exclude the impact of inventory write-downs. We believe that the use of adjusted gross margins is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for amounts that can vary significantly from period to period.

Adjusted net loss and loss per share.  We define non-GAAP net loss as net loss less non-recurring transaction costs, change in contingent consideration obligation and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net loss the tax effects of these adjustments. We used an estimated Non-GAAP Tax Rate that we believe would be applied had our income approximated the non-GAAP net loss for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net loss, adjusted to exclude non-recurring transaction costs from SG&A, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in contingent consideration obligation, interest expense – amortization of debt discount, interest expense, and provision for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W’s product portfolio also includes hybrid sunflower and wheat and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” Forward-looking statements in this release include, but are not limited to: our belief regarding continued benefit our Double Team sorghum solution will have on increased sorghum acreage in future years; anticipated farmer demand for this sorghum solution; expected mix of sales in upcoming selling season; our guidance on Core Revenue and Total Revenue for the fiscal year ending June 30, 2022 as well as anticipated improvements in gross profits; and our plans for the advancement of our business strategy.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including: the effects of the COVID-19 pandemic on our business and operations; risks related to our need to raise additional capital in the future and our ability to continue as a “going concern”; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products may not yield their anticipated benefits; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team sorghum solution may not be as strong as initially expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2021 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$12,631,409	$15,051,331	$28,163,090	$28,906,717
Cost of revenue	10,971,045	13,013,171	23,376,057	25,087,625
Gross profit	1,660,364	2,038,160	4,787,033	3,819,092
Operating expenses
Selling, general and administrative expenses	7,091,093	5,920,286	12,678,727	10,605,030
Research and development expenses	2,110,413	2,109,303	4,105,541	4,125,989
Depreciation and amortization	1,373,653	1,411,890	2,704,698	2,789,978
Gain on disposal of property, plant and equipment	(17,773)	(41,068)	(35,840)	(42,068)
Total operating expenses	10,557,386	9,400,411	19,453,126	17,478,929
Loss from operations	(8,897,022)	(7,362,251)	(14,666,093)	(13,659,837)
Other expense
Foreign currency gain	258,482	(203,770)	421,028	(104,553)
Change in contingent consideration obligation	(466,376)	330,699	(528,630)	435,519
Interest expense - amortization of debt discount	221,196	257,523	413,391	367,660
Interest expense	613,465	606,059	1,131,950	1,178,342
Loss before income taxes	(9,523,789)	(8,352,762)	(16,103,832)	(15,536,805)
Provision for income taxes	257,776	42,480	91,974	44,312
Net loss	$(9,781,565)	$(8,395,242)	$(16,195,806)	$(15,581,117)
Net income (loss) attributed to noncontrolling interests	13,537	71,210	(729)	58,095
Net loss attributable to S&W Seed Company	$(9,795,102)	$(8,466,452)	$(16,195,077)	$(15,639,212)

Net loss attributable to S&W Seed Company per common share:
Basic	$(0.25)	$(0.25)	$(0.43)	$(0.47)
Diluted	$(0.25)	$(0.25)	$(0.43)	$(0.47)
Weighted average number of common shares outstanding:
Basic	38,461,049	33,547,868	37,617,457	33,498,952
Diluted	38,461,049	33,547,868	37,617,457	33,498,952

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN GROSS PROFIT AND NON-GAAP ADJUSTED GROSS PROFIT
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Gross profit	$1,660,364	$2,038,160	$4,787,033	$3,819,092

Inventory write-downs	435,035	37,251	742,035	945,748

Non-GAAP adjusted gross profit	$2,095,399	$2,075,411	$5,529,068	$4,764,840

Non-GAAP adjusted gross margin	16.6%	13.8%	19.6%	16.5%

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET LOSS
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Net loss attributable to S&W Seed Company	$(9,795,102)	$(8,466,452)	$(16,195,077)	$(15,639,212)

Non-recurring transaction costs	-	-	-	20,000

Change in contingent consideration obligation	(466,376)	330,699	(528,630)	435,519

Interest expense - amortization of debt discount	221,196	257,523	413,391	367,660

Non-GAAP adjusted net loss	$(10,040,282)	$(7,878,230)	$(16,310,316)	$(14,816,033)

Non-GAAP adjusted net loss attributable to S&W Seed Company per common share:
Basic	$(0.26)	$(0.23)	$(0.43)	$(0.44)
Diluted	$(0.26)	$(0.23)	$(0.43)	$(0.44)
Weighted average number of common shares outstanding:
Basic	38,461,049	33,547,868	37,617,457	33,498,952
Diluted	38,461,049	33,547,868	37,617,457	33,498,952

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31		December 31
	2021	2020	2021	2020
Net loss attributed to S&W Seed Company	$(9,795,102)	(8,466,452)	$(16,195,077)	$(15,639,212)

Non-recurring transaction costs	-	-	-	20,000

Non-cash stock-based compensation	1,014,203	561,216	1,408,515	881,625

Depreciation and amortization	1,373,653	1,411,890	2,704,698	2,789,978

Foreign currency gain	258,482	(203,770)	421,028	(104,553)

Change in contingent consideration obligation	(466,376)	330,699	(528,630)	435,519

Interest expense - amortization of debt discount	221,196	257,523	413,391	367,660

Interest expense	613,465	606,059	1,131,950	1,178,342

Provision for income taxes	257,776	42,480	91,973	44,312

Non-GAAP adjusted EBITDA	$(6,522,703)	(5,460,355)	$(10,552,152)	$(10,026,329)

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	June 30,
	2021	2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,722,066	$3,527,937
Accounts receivable, net	16,421,053	19,389,213
Inventories, net	67,700,645	63,395,256
Prepaid expenses and other current assets	1,361,838	1,555,530
TOTAL CURRENT ASSETS	88,205,602	87,867,936
Property, plant and equipment, net	17,677,729	17,740,974
Intangibles, net	35,671,019	37,130,942
Goodwill	1,599,649	1,651,634
Other assets	7,096,984	7,079,490
TOTAL ASSETS	$150,250,983	$151,470,976
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$16,727,229	$15,947,918
Deferred revenue	5,888,138	385,328
Accrued expenses and other current liabilities	8,691,302	9,134,869
Current portion of working capital lines of credit, net	15,153,160	33,946,565
Current portion of long-term debt, net	8,508,018	1,681,166
TOTAL CURRENT LIABILITIES	54,967,847	61,095,846
Long-term working capital lines of credit, less current portion	22,344,308	—
Long-term debt, net, less current portion	4,854,778	11,590,500
Contingent consideration obligation	183,002	741,552
Other non-current liabilities	3,740,519	3,649,885
TOTAL LIABILITIES	86,090,454	77,077,783
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 38,914,660 issued and 38,889,660 outstanding at December 31, 2021; 36,772,983 issued and 36,747,983 outstanding at June 30, 2020;	38,915	36,773
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	155,853,135	149,684,357
Accumulated deficit	(85,506,986)	(69,311,909)
Accumulated other comprehensive loss	(6,058,604)	(5,850,826)
Noncontrolling interests	(31,735)	(31,006)
TOTAL STOCKHOLDERS' EQUITY	64,160,529	74,393,193
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$150,250,983	$151,470,976

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,195,806)	$(15,581,117)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	1,408,515	881,625
Change in allowance for doubtful accounts	221,163	(32,180)
Inventory write-down	742,035	945,748
Depreciation and amortization	2,704,698	2,789,978
Gain on disposal of property, plant and equipment	(35,840)	(42,068)
Change in foreign exchange contracts	239,713	(489,504)
Change in contingent consideration obligation	(528,630)	435,519
Amortization of debt discount	413,391	367,660
Changes in:	-	-
Accounts receivable	2,513,639	6,774,943
Inventories	(5,741,778)	(6,939,539)
Prepaid expenses and other current assets	170,844	(28,889)
Other non-current asset	(95,186)	53,188
Accounts payable	1,131,032	5,004,596
Deferred revenue	5,504,147	721,595
Accrued expenses and other current liabilities	(505,240)	(2,507,353)
Other non-current liabilities	(12,521)	(241,281)
Net cash used in operating activities	(8,065,824)	(7,887,079)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,227,368)	(346,980)
Proceeds from disposal of property, plant and equipment	21,113	629,449
Net cash (used in) provided by investing activities	(1,206,255)	282,469
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	4,920,693	1,385,926
Taxes paid related to net share settlements of stock-based compensation awards	(158,288)	(47,686)
Borrowings and repayments on lines of credit, net	3,911,452	6,045,840
Borrowings of long-term	875,683	-
Debt issuance costs	(112,084)	(92,727)
Repayments of long-term debt	(737,843)	(1,462,798)
Net cash provided by financing activities	8,699,613	5,828,555
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(233,405)	579,040
NET DECREASE IN CASH & CASH EQUIVALENTS	(805,871)	(1,197,015)
CASH AND CASH EQUIVALENTS, beginning of the period	3,527,937	4,123,094
CASH AND CASH EQUIVALENTS, end of period	$2,722,066	$2,926,079